As filed with the Securities and Exchange Commission on June 12, 2008

File No. 001-33895

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 6

TO
Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

CPEX Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	26 – 1172076
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2 Holland Way, Exeter, New Hampshire	03833
(Address of Principal Executive Offices)	(Zip Code)

(603) 658-6100
(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND
ITEMS OF FORM 10

Our information statement is filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Caption	Location in Information Statement

Item 1.	Business	See “Summary,” “The Separation,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Certain Relationships and Related Party Transactions”

Item 1a	Risk Factors	See “Risk Factors”

Item 2.	Financial Information	See “Summary,” “Capitalization,” “Selected Historical Combined Financial Statements,” “Unaudited Pro Forma Condensed Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

Item 3.	Properties	See “Operations”

Item 4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”

Item 5.	Directors and Executive Officers	See “Management”

Item 6.	Executive Compensation	See “Management” and “Certain Relationships and Related Party Transactions”

Item 7.	Certain Relationships and Related Transactions, and Director Independence	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Management” and “Certain Relationships and Related Party Transactions”

Item 8.	Legal Proceedings	See “Business — Legal Proceedings”

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “Summary,” “The Separation,” “Capitalization” and “Dividend Policy”

Item 10.	Recent Sales of Unregistered Securities	Not Applicable

Item 11.	Description of Registrant’s Securities to be Registered	See “The Separation,” “Dividend Policy” and “Description of Capital Stock”

Item 12.	Indemnification of Directors and Officers	See “Management” and “Description of Capital Stock”

Item 13.	Financial Statements and Supplementary Data	See “Unaudited Pro Forma Condensed Combined Financial Statements” and “Index to Financial Statements” and the statements referenced therein

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable

Item 15.	Financial Statements and Exhibits	See “Unaudited Pro Forma Condensed Combined Financial Statements” and “Index to Financial Statements” and the statements referenced therein

(a) List of Financial Statements and Schedules

The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:

(1) Unaudited Pro Forma Condensed Combined Financial Statements of CPEX Pharmaceuticals, Inc., and

(2) Combined Financial Statements, including Report of Independent Registered Public Accounting Firm

(b) Exhibits

The following documents are filed as exhibits hereto unless otherwise indicated:

Exhibit
No.	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and between CPEX Pharmaceuticals, Inc. and Bentley Pharmaceuticals, Inc.†***

3.1	Amended and Restated Certificate of Incorporation of CPEX Pharmaceuticals, Inc.***

3.2	Amended and Restated By-laws of CPEX Pharmaceuticals, Inc.***

4.1	Form of Rights Agreement between CPEX Pharmaceuticals, Inc. and Rights Agent***

4.2	Form of Certificate of Designation of Series A Preferred Stock (attached as an exhibit to the Form of Rights Agreement filed as Exhibit 4.1 hereto)***

4.3	Form of Rights Certificate (attached as an exhibit to the Form of Rights Agreement filed as Exhibit 4.1 hereto)***

10.1	Form of Transition Services Agreement by and between CPEX Pharmaceuticals, Inc. and Bentley Pharmaceuticals, Inc.***

10.2	Form of Tax Sharing Agreement by and between CPEX Pharmaceuticals, Inc. and Bentley Pharmaceuticals, Inc.***

10.3	Form of Employment Matters Agreement by and between CPEX Pharmaceuticals, Inc. and Bentley Pharmaceuticals, Inc.***

10.4	Asset Purchase Agreement between Bentley Pharmaceuticals, Inc. and Yungtai Hsu dated February 1, 1999, including letter amendment thereto effective as of December 31, 2007***

10.5	License Agreement between Bentley Pharmaceuticals, Inc. and Auxilium A2, Inc. dated May 31, 2000, including Amendment No. 1 thereto dated October 2000, Amendment No. 2 dated May 31, 2001, Amendment No. 3 dated September 6, 2002 and Amendment No. 4 dated March 25, 2004* ***

10.6	Employment Agreement by and between CPEX Pharmaceuticals, Inc. and John Sedor dated April 11, 2007***

10.7	Employment Agreement by and between CPEX Pharmaceuticals, Inc. and Robert P. Hebert dated April 11, 2007***

10.8	CPEX Pharmaceuticals, Inc. 2008 Equity and Incentive Plan***

21.1	Subsidiaries of CPEX Pharmaceuticals, Inc.***

99.1	Preliminary Information Statement of CPEX Pharmaceuticals, Inc., dated June 12, 2008

*	Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this exhibit have been separately filed with the Securities and Exchange Commission.

***	Previously filed

†	The Separation and Distribution Agreement contains a brief list identifying all schedules and exhibits thereto. Such schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CPEX Pharmaceuticals, Inc.

By:	/s/ Robert P. Hebert
Name: Robert P. Hebert
Title:   Chief Financial Officer and Vice President

Dated: June 12, 2008

EXHIBIT INDEX

Exhibit
No.	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and between CPEX Pharmaceuticals, Inc. and Bentley Pharmaceuticals, Inc.†***
3.1	Amended and Restated Certificate of Incorporation of CPEX Pharmaceuticals, Inc.***
3.2	Amended and Restated By-laws of CPEX Pharmaceuticals, Inc.***
4.1	Form of Rights Agreement between CPEX Pharmaceuticals, Inc. and Rights Agent***
4.2	Form of Certificate of Designation of Series A Preferred Stock (attached as an exhibit to the Form of Rights Agreement filed as Exhibit 4.1 hereto)***
4.3	Form of Rights Certificate (attached as an exhibit to the Form of Rights Agreement filed as Exhibit 4.1 hereto)***
10.1	Form of Transition Services Agreement by and between CPEX Pharmaceuticals, Inc. and Bentley Pharmaceuticals, Inc.***
10.2	Form of Tax Sharing Agreement by and between CPEX Pharmaceuticals, Inc. and Bentley Pharmaceuticals, Inc.***
10.3	Form of Employment Matters Agreement by and between CPEX Pharmaceuticals, Inc. and Bentley Pharmaceuticals, Inc.***
10.4	Asset Purchase Agreement between Bentley Pharmaceuticals, Inc. and Yungtai Hsu dated February 1, 1999, including letter amendment effective as of December 31, 2007***
10.5	License Agreement between Bentley Pharmaceuticals, Inc. and Auxilium A2, Inc. dated May 31, 2000, including Amendment No. 1 thereto dated October 2000, Amendment No. 2 dated May 31, 2001, Amendment No. 3 dated September 6, 2002 and Amendment No. 4 dated March 25, 2004* ***
10.6	Employment Agreement by and between CPEX Pharmaceuticals, Inc. and John Sedor dated April 11, 2007***
10.7	Employment Agreement by and between CPEX Pharmaceuticals, Inc. and Robert P. Hebert dated April 11, 2007***
10.8	CPEX Pharmaceuticals, Inc. 2008 Equity and Incentive Plan***
21.1	Subsidiaries of CPEX Pharmaceuticals, Inc.***
99.1	Preliminary Information Statement of CPEX Pharmaceuticals, Inc., dated June 12, 2008

*	Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this exhibit have been separately filed with the Securities and Exchange Commission.

***	Previously filed

†	The Separation and Distribution Agreement contains a brief list identifying all schedules and exhibits thereto. Such schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.